Exhibit 99.1

Contacts

Media	Analysts	Investors
Joe Muehlenkamp	Doug Fischer	Investor Services
314.554.4135	314.554.4859	800.255.2237
jmuehlenkamp@ameren.com	dfischer@ameren.com	invest@ameren.com

For Immediate Release

Ameren Announces First Quarter 2015 Results

and Affirms 2015 Earnings Guidance

•	First Quarter Earnings Per Share Were $0.45 in 2015, Compared with $0.40 in 2014

•	Guidance Range for 2015 Diluted EPS Affirmed at $2.45 to $2.65

ST. LOUIS (May 7, 2015) — Ameren Corporation (NYSE: AEE) today announced first quarter 2015 net income from continuing operations of $108 million, or 45 cents per share, compared with first quarter 2014 net income from continuing operations of $97 million, or 40 cents per share.

The year-over-year increase in first quarter 2015 earnings from continuing operations reflected the positive effect of increased electric transmission and delivery infrastructure investments made by Ameren Transmission Company of Illinois (ATXI) and Ameren Illinois under formula ratemaking. The earnings contribution from these investments was reduced by lower recognized allowed returns on equity (ROE). Earnings also improved as a result of reduced parent company interest charges. Lower electric and natural gas sale volumes, due primarily to milder winter temperatures and energy efficiency, partially offset these positives.

“Our first quarter results reflect the benefits of our strategic allocation of capital to jurisdictions with modern, constructive regulatory frameworks,” said Warner L. Baxter, chairman, president and chief executive officer of Ameren Corporation. “We remain focused on executing all elements of our strategy, including exercising disciplined cost management and aligning spending with regulatory outcomes, and expect this focus to deliver superior value to both our customers and our shareholders.”

Earnings Guidance

Ameren continues to expect 2015 diluted earnings per share to be in a range of $2.45 to $2.65. This earnings guidance assumes normal temperatures for the last nine months of this year and is subject to

NEWS RELEASE

the effects of, among other things, 30-year U.S. Treasury bond yields; regulatory decisions and legislative actions; energy center and energy delivery operations; energy, economic, capital and credit market conditions; severe storms; unusual or otherwise unexpected gains or losses; and other risks and uncertainties outlined, or referred to, in the Forward-looking Statements section of this press release.

Ameren Missouri Segment Results

Ameren Missouri segment first quarter 2015 earnings were $41 million, compared with first quarter 2014 earnings of $47 million. This earnings decline reflected lower electric and natural gas sales volumes due primarily to milder winter temperatures, compared with much colder-than-normal temperatures in the year-ago quarter, and energy efficiency. In addition, the earnings comparison was negatively affected by higher depreciation and financing costs associated with significant capital projects placed in service over the last 12 months. These negative factors were partially offset by reduced operations and maintenance expenses.

Ameren Illinois Segment Results

Ameren Illinois segment first quarter 2015 earnings were $53 million, unchanged from first quarter 2014 results. The earnings comparison benefited from increased electric delivery and transmission infrastructure investments made under formula ratemaking and an Illinois Commerce Commission order approving recovery of Ameren Illinois’ cumulative power usage costs. Factors negatively affecting the earnings comparison included lower recognized allowed ROEs for electric delivery and transmission services, decreased electric and natural gas sales volumes due primarily to milder winter temperatures, compared with much colder-than-normal temperatures in the year-ago quarter, as well as higher depreciation and amortization expenses related to natural gas delivery service.

Other, including Parent and ATXI

Other earnings, including those of the parent company and ATXI, for the first quarter of 2015 were $14 million, compared with a loss from continuing operations of $3 million for the first quarter of 2014. This earnings improvement reflected decreased interest charges resulting from the May 2014 maturity of $425 million of parent company 8.875% senior notes that were replaced with lower-cost, short-term debt. The comparison also benefited from an increase in earnings at ATXI to $10 million from $4 million as a result of infrastructure investments made under formula ratemaking, which were partially offset by a lower recognized allowed ROE.

NEWS RELEASE

Analyst Conference Call

Ameren will conduct a conference call for financial analysts at 9 a.m. Central Time on Thursday, May 7, to discuss first quarter 2015 earnings, earnings guidance, and regulatory and other matters. Investors, the news media and the public may listen to a live Internet broadcast of the call at Ameren.com by clicking on “Q1 2015 Ameren Corporation Earnings Conference Call,” followed by the appropriate audio link. An accompanying slide presentation will be available on Ameren’s website. The conference call and this presentation will be accessible in the “Investors” section of the website under “Webcasts & Presentations.” The analyst call will be available for replay on Ameren’s website for one year. In addition, a telephone replay of the conference call will be available beginning at approximately noon Central Time from May 7 through May 14 by dialing U.S. and Canada 877.660.6853 or international 201.612.7415, and entering ID number 13608486.

About Ameren

St. Louis-based Ameren Corporation powers the quality of life for 2.4 million electric customers and more than 900,000 natural gas customers in a 64,000-square-mile area through its Ameren Missouri and Ameren Illinois rate-regulated utility subsidiaries. Ameren Illinois provides electric delivery and transmission service as well as natural gas delivery service while Ameren Missouri provides vertically integrated electric service, with generating capacity of over 10,200 megawatts, and natural gas delivery service. Ameren Transmission Company of Illinois develops regional electric transmission projects. Follow the company on Twitter @AmerenCorp. For more information, visit Ameren.com.

Forward-looking Statements

Statements in this release not based on historical facts are considered “forward-looking” and, accordingly, involve risks and uncertainties that could cause actual results to differ materially from those discussed. Although such forward-looking statements have been made in good faith and are based on reasonable assumptions, there is no assurance that the expected results will be achieved. These statements include (without limitation) statements as to future expectations, beliefs, plans, strategies, objectives, events, conditions, and financial performance. In connection with the “safe harbor” provisions of the Private Securities Litigation Reform Act of 1995, we are providing this cautionary statement to identify important factors that could cause actual results to differ materially from those anticipated. The following factors, in addition to those discussed under Risk Factors in Ameren’s Form 10-K for the year ended December 31, 2014, and elsewhere in this release and in our other filings with the Securities and Exchange Commission, could cause actual results to differ materially from management expectations suggested in such forward-looking statements:

•

regulatory, judicial, or legislative actions, including changes in regulatory policies and ratemaking determinations, such as the Missouri Public Service Commission’s April 2015 electric rate order; Ameren Missouri’s December 2014 Missouri Energy Efficiency Investment Act (MEEIA) filing; Ameren Illinois’ April 2015 annual electric delivery service formula update filing; Ameren Illinois’ January 2015 natural gas delivery service rate case filing; a settlement agreement requiring Federal Energy Regulatory Commission (FERC) approval for an Ameren Illinois electric transmission rate refund and a prospective reduction to common equity for ratemaking purposes; the complaint cases filed with the FERC seeking a reduction in the allowed base return on common equity under the Midcontinent Independent System Operator tariff; and future regulatory, judicial, or legislative actions that seek to change regulatory recovery mechanisms;

•

the effect of Ameren Illinois participating in a performance-based formula ratemaking process under the Illinois Energy Infrastructure Modernization Act (IEIMA), including the direct relationship between Ameren Illinois’ return on common equity and 30-year United States Treasury bond yields, the related financial commitments required by the IEIMA, and the resulting uncertain impact on the financial condition, results of operations, and liquidity of Ameren Illinois;

•	our ability to align our overall spending, both operating and capital, with regulatory frameworks established by our regulators in an attempt to earn our allowed return on equity;

•	the effects of increased competition in the future due to, among other factors, deregulation of certain aspects of our business at either the state or federal level;

•	changes in laws and other governmental actions, including monetary, fiscal, tax, and energy policies;

•

the effects on demand for our services resulting from technological advances, including advances in customer energy efficiency and distributed generation sources, which generate electricity at the site of consumption;

NEWS RELEASE

•	the effectiveness of Ameren Missouri’s customer energy efficiency programs and the ability to earn incentive awards under the MEEIA;

•	the timing of increasing capital expenditure and operating expense requirements and our ability to recover these costs in a timely manner;

•

the cost and availability of fuel such as coal, natural gas, and enriched uranium used to produce electricity; the cost and availability of purchased power and natural gas for distribution; and the level and volatility of future market prices for such commodities, including our ability to recover the costs for such commodities and our customers’ tolerance for the related rate increases;

•	the effectiveness of our risk management strategies and our use of financial and derivative instruments;

•	business and economic conditions, including their impact on key customers, interest rates, collection of our receivable balances, and demand for our products;

•

disruptions of the capital markets, deterioration in our credit metrics, or other events that may have an adverse effect on the cost or availability of capital, including short-term credit and liquidity;

•	the impact of the adoption of new accounting guidance and the application of appropriate technical accounting rules and guidance;

•	actions of credit rating agencies and the effects of such actions;

•	the impact of weather conditions and other natural phenomena on us and our customers, including the impact of system outages;

•	the construction, installation, performance, and cost recovery of generation, transmission, and distribution assets;

•	the effects of our increasing investment in electric transmission projects and uncertainty as to whether we will achieve our expected returns in a timely fashion, if at all;

•

the extent to which Ameren Missouri prevails in its claim against an insurer in connection with the December 2005 breach of the upper reservoir at the Taum Sauk pumped-storage hydroelectric energy center;

•	the extent to which Ameren Missouri is permitted by its regulators to recover in rates the investments it made in connection with additional nuclear generation at its Callaway Energy Center;

•	operation of Ameren Missouri’s Callaway Energy Center, including planned and unplanned outages, and decommissioning costs;

•	the effects of strategic initiatives, including mergers, acquisitions and divestitures, and any related tax implications;

•	the resolution of tax positions for years under examination by the Internal Revenue Service;

•

the impact of current environmental regulations and new, more stringent, or changing requirements, including those related to greenhouse gases, other emissions and discharges, cooling water intake structures, coal combustion residuals, and energy efficiency, that are enacted over time and that could limit or terminate the operation of certain of our energy centers, increase our costs or investment requirements, result in an impairment of our assets, cause us to sell our assets, reduce our customers’ demand for electricity or natural gas, or otherwise have a negative financial effect;

•	the impact of complying with renewable energy portfolio requirements in Missouri;

•	labor disputes, work force reductions, future wage and employee benefits costs, including changes in discount rates, mortality tables, and returns on benefit plan assets;

•	the inability of our counterparties to meet their obligations with respect to contracts, credit agreements, and financial instruments;

•	the cost and availability of transmission capacity for the energy generated by Ameren Missouri’s energy centers or required to satisfy Ameren Missouri’s energy sales;

•

the inability of Dynegy Inc. and Illinois Power Holdings, LLC (IPH) to satisfy their indemnity and other obligations to Ameren in connection with the divestiture of New Ameren Energy Resources Generating Company, LLC to IPH;

•	legal and administrative proceedings; and

•	acts of sabotage, war, terrorism, cyber attacks, or other intentionally disruptive acts.

Given these uncertainties, undue reliance should not be placed on these forward-looking statements. Except to the extent required by the federal securities laws, we undertake no obligation to update or revise publicly any forward-looking statements to reflect new information or future events.

# # #

AMEREN CORPORATION (AEE)

CONSOLIDATED STATEMENT OF INCOME

(Unaudited, in millions, except per share amounts)

	Three Months Ended March 31,
	2015	2014

Operating Revenues:
Electric	$1,143	$1,106
Gas	413	488

Total operating revenues	1,556	1,594

Operating Expenses:
Fuel	206	204
Purchased power	139	114
Gas purchased for resale	236	304
Other operations and maintenance	401	418
Depreciation and amortization	193	181
Taxes other than income taxes	125	127

Total operating expenses	1,300	1,348

Operating Income	256	246

Other Income and Expenses:
Miscellaneous income	19	18
Miscellaneous expense	11	9

Total other income	8	9

Interest Charges	88	92

Income Before Income Taxes	176	163

Income Taxes	66	64

Income from Continuing Operations	110	99

Loss from Discontinued Operations, Net of Taxes	-	(1)

Net Income	110	98

Less: Net Income from Continuing Operations Attributable to Noncontrolling Interests	2	2

Net Income (Loss) Attributable to Ameren Corporation:

Continuing Operations	108	97

Discontinued Operations	-	(1)

Net Income Attributable to Ameren Corporation	$108	$96

Earnings per Common Share – Basic:

Continuing Operations	$0.45	$0.40
Discontinued Operations	-	-

Earnings per Common Share – Basic	$0.45	$0.40

Average Common Shares Outstanding – Basic	242.6	242.6

AMEREN CORPORATION (AEE)

CONSOLIDATED BALANCE SHEET

(Unaudited, in millions)

	March 31, 2015	December 31, 2014

ASSETS
Current Assets:
Cash and cash equivalents	$6	$5
Accounts receivable - trade (less allowance for doubtful accounts)	524	423
Unbilled revenue	212	265
Miscellaneous accounts and notes receivable	100	81
Materials and supplies	449	524
Current regulatory assets	265	295
Current accumulated deferred income taxes, net	331	352
Other current assets	91	86
Assets of discontinued operations	15	15

Total current assets	1,993	2,046

Property and Plant, Net	17,700	17,424
Investments and Other Assets:
Nuclear decommissioning trust fund	558	549
Goodwill	411	411
Regulatory assets	1,577	1,582
Other assets	645	664

Total investments and other assets	3,191	3,206

TOTAL ASSETS	$22,884	$22,676

LIABILITIES AND EQUITY
Current Liabilities:
Current maturities of long-term debt	$380	$120
Short-term debt	955	714
Accounts and wages payable	434	711
Taxes accrued	79	46
Interest accrued	94	85
Current regulatory liabilities	107	106
Other current liabilities	437	434
Liabilities of discontinued operations	34	33

Total current liabilities	2,520	2,249

Long-term Debt, Net	5,860	6,120
Deferred Credits and Other Liabilities:
Accumulated deferred income taxes, net	3,964	3,923
Accumulated deferred investment tax credits	65	64
Regulatory liabilities	1,897	1,850
Asset retirement obligations	500	396
Pension and other postretirement benefits	708	705
Other deferred credits and liabilities	524	514

Total deferred credits and other liabilities	7,658	7,452

Ameren Corporation Stockholders’ Equity:
Common stock	2	2
Other paid-in capital, principally premium on common stock	5,600	5,617
Retained earnings	1,111	1,103
Accumulated other comprehensive loss	(9)	(9)

Total Ameren Corporation stockholders’ equity	6,704	6,713
Noncontrolling Interests	142	142

Total equity	6,846	6,855

TOTAL LIABILITIES AND EQUITY	$22,884	$22,676

AMEREN CORPORATION (AEE)

CONDENSED CONSOLIDATED STATEMENT OF CASH FLOWS

(Unaudited, in millions)

	Three Months Ended March 31,
	2015	2014

Cash Flows From Operating Activities:
Net income	$110	$98
Loss from discontinued operations, net of taxes	-	1
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	195	176
Amortization of nuclear fuel	23	24
Amortization of debt issuance costs and premium/discounts	5	5
Deferred income taxes and investment tax credits, net	59	84
Allowance for equity funds used during construction	(5)	(7)
Stock-based compensation costs	8	9
Other	(11)	(1)
Changes in assets and liabilities	(87)	(150)

Net cash provided by operating activities - continuing operations	297	239
Net cash provided by operating activities - discontinued operations	1	-

Net cash provided by operating activities	298	239

Cash Flows From Investing Activities:
Capital expenditures	(417)	(442)
Nuclear fuel expenditures	(17)	(10)
Purchases of securities - nuclear decommissioning trust fund	(84)	(186)
Sales and maturities of securities - nuclear decommissioning trust fund	79	182
Proceeds from note receivable - Illinois Power Marketing Company	5	56
Contributions to note receivable - Illinois Power Marketing Company	(5)	(65)

Net cash used in investing activities - continuing operations	(439)	(465)
Net cash provided by investing activities - discontinued operations	-	152

Net cash used in investing activities	(439)	(313)

Cash Flows From Financing Activities:
Dividends on common stock	(99)	(97)
Dividends paid to noncontrolling interest holders	(2)	(2)
Short-term debt, net	241	332
Redemptions of long-term debt	-	(163)
Other	2	-

Net cash provided by financing activities - continuing operations	142	70
Net cash used in financing activities - discontinued operations	-	-

Net cash provided by financing activities	142	70

Net change in cash and cash equivalents	1	(4)
Cash and cash equivalents at beginning of year	5	30

Cash and cash equivalents at end of period	$6	$26

AMEREN CORPORATION (AEE)

OPERATING STATISTICS FROM CONTINUING OPERATIONS

	Three Months Ended March 31,
	2015	2014

Electric Sales - kilowatthours (in millions):
Ameren Missouri
Residential	3,905	4,182
Commercial	3,589	3,662
Industrial	2,004	2,087
Off-system	1,724	1,453
Other	35	33

Ameren Missouri total	11,257	11,417

Ameren Illinois
Residential
Power supply and delivery service	1,419	1,306
Delivery service only	1,837	2,198
Commercial
Power supply and delivery service	745	693
Delivery service only	2,181	2,293
Industrial
Power supply and delivery service	493	447
Delivery service only	2,599	2,588
Other	146	144

Ameren Illinois total	9,420	9,669

Eliminate affiliate sales	(8)	-

Ameren Total from Continuing Operations	20,669	21,086

Electric Revenues (in millions):
Ameren Missouri
Residential	$337	$343
Commercial	248	246
Industrial	96	97
Off-system	44	36
Other	17	27

Ameren Missouri total	$742	$749

Ameren Illinois
Residential
Power supply and delivery service	$111	$122
Delivery service only	78	77
Commercial
Power supply and delivery service	54	61
Delivery service only	46	40
Industrial
Power supply and delivery service	21	27
Delivery service only	15	10
Other	65	16

Ameren Illinois total	$390	$353

ATXI
Transmission services	$20	$10
Eliminate affiliate revenues	(9)	(6)

Ameren Total from Continuing Operations	$1,143	$1,106

	Three Months Ended March 31,
	2015	2014

Electric Generation - kilowatthours (in millions):
Ameren Missouri	10,943	11,695

Fuel Cost per kilowatthour (in cents):
Ameren Missouri	1.891	1.943

Gas Sales - dekatherms (in thousands):
Ameren Missouri	7,944	8,523
Ameren Illinois	71,789	77,947

Ameren Total	79,733	86,470

Net Income (Loss) by Segment (in millions):
Ameren Missouri	$41	$47
Ameren Illinois	53	53
Other	14	(3)

Ameren Total	$108	$97

	March 31, 2015	December 31, 2014
Common Stock:
Shares outstanding (in millions)	242.6	242.6
Book value per share	$27.63	$27.67
Capitalization Ratios:
Common equity	47.8%	48.7%
Preferred stock	1.0%	1.0%
Debt, net of cash	51.2%	50.3%